UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2 , 2009

China Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-119034	98-0432681
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer

Legal Address: 101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
(Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 1-778-995-0789

Mailing Address
Suite #601 – 110 Dai-Hou-Bei-Li, Hai-Dian-District, Beijing, PR China 100091
Issuer’s telephone Number: 1-778-995-0789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into A Material Definitive Agreement

On April 1st, 2009, China Holdings, Inc. (the “Company”) has legally agreed that Julianna Lu/The Company’s Founder/Chairwoman/CEO/CFO/Creditor (or/and  Julianna Lu’s further legal independent nominee)  have 100% legal & financial right/ownership to China Holdings, Inc.’s 800 Square Kilometers of Land for Real Estate Development/Contracts, In Inner Mongolia, PR China,  as the following:

On February 28, 2009,  China Holdings, Inc. (the “Company”) has legally executed a Land Acquisition & Development, Land Right & Ownership Contract ("the Contract") with local municipal government, Inner Mongolia, P.R. China to exclusively acquire and develop a total of  800 Million Square Meters of  Lands (Residential, Commercial, Industrial and Recreation Lands) at the fixed prices of : 1) 100 Million Square Meters (City Centre) Lands at 58,000 Yuan (China Currency) per mu (1 Mu = 667 Square Meters), and 2). Additional 700 Million Square Meters at 100,000 Yuan per mu. The Contract allows the Company to acquire all or part of the 800 Million Square Meters of Lands (Residential, Commercial, Industrial and Recreation Lands) in the next seven (7) years exclusively with non-competition & non-solicit legal protection for the local inner Mongolia government.

The reasons for China Holdings, Inc. (the “Company”) ‘s decision to legally agree that Julianna Lu/The Company’s Founder/Chairwoman/CEO/CFO/Creditor (or/and  Julianna Lu’s further legal independent nominee)  have 100% legal & financial right/ownership to China Holdings, Inc.’s 800 Square Kilometers of Land for Real Estate Development/Contracts, In Inner Mongolia, PR China are the following:

1. Julianna Lu & China Holdings, Inc. have been experienced “some abusive attacks” from rivals or rivals companies/parities which have used illegal under-handed means to abusively attack on Julianna Lu & China Holdings, Inc  in the past months. To legally and financially protect China Holdings, Inc. , as well as to legally & financially protect Julianna Lu, China Holdings, Inc.’s legal decision for Julianna Lu/The Company’s Founder/Chairwoman/CEO/CFO/Creditor (or/and  Julianna Lu’s further legal independent nominee) have 100% legal & financial right/ownership to China Holdings, Inc.’s 800 Square Kilometers of Land for Real Estate Development/Contracts, In Inner Mongolia, PR China: is for the best interest of China Holdings, Inc./public shareholders. Soon,  Julianna Lu & her legal independent nominee will announce advanced legal& business strategy to develop/construct the 800 Square Kilometer Lands in Inner Mongolia, PR China into mutil-billions dollars assets & multi-billions dollars revenues.

2. Julianna Lu is the Creditor to China Holdings, Inc. Julianna Lu has loaned a total of USD$1,630,489 to China Holdings, Inc. as December 31, 2008. The table below details transactions related to the loan payable to the Company's Chairwoman, Founder and Chief Executive Officer/Julianna Lu during the year ended December 31, 2008:

Beginning balance payable, December 31, 2007	$974,448
Accrued management fees	360,000
Accrued interest	133,776
Advances from Chief Executive Officer	162,266
Ending balance payable, December 31, 2008	$1,630,489

3. Julianna Lu/ to the Company's Chairwoman, Founder and Chief Executive Officer has also invested in China Holdings, Inc. with additional USD$750,000USD, as the following legal confirmation:

Unregistered Sales of Equity Securities TO MAJOR SHAREHOLDERS: Julianna Lu:

On March 12, 2006, China Health Holdings, Inc (the "Company") agreed to issue 5,000,000 shares of the Company's common stock to Julianna Lu, the Company's Founder and Chief Executive Officer/Chairpersom, as consideration for the forgiveness of loans in the aggregate amount of USD$300,000 previously advanced to the Company by Ms. Lu. As additional consideration, the Company agreed to issue to Ms. Lu, five year warrants to purchase 10,000,000 shares of the Company's common stock, exercisable at a price of $.10 and ten year warrants to purchase 10,000,000 shares of the Company's common stock exercisable at a price of $.20. The warrants have piggy back registration rights with respect to the shares of common stock issuable upon exercise of the warrants. Upon exercise of the warrants and payment of the applicable exercise price, the shares of common stock shall be fully paid and non-assessable and shall have the same rights, including voting rights, as other shares of common stock of the Company. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") with respect to the foregoing, pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder.

On October 12, 2006, China Health Holdings, Inc (the "Company") agreed to issue 10,000,000 shares of the Company's common stock to Julianna Lu, the Company's Founder and Chief Executive Officer, as consideration for the forgiveness of loans in the aggregate amount of USD $300,000 previously advanced to the Company by Ms. Lu. As additional consideration, the Company agreed to issue to Ms. Lu, five year warrants to purchase 10,000,000 shares of the Company's common stock, exercisable at a price of $.10 and ten year warrants to purchase 10,000,000 shares of the Company's common stock exercisable at a price of $.20.  The warrants have piggy back registration rights with respect to the shares of common stock issuable upon exercise of the warrants. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") with respect to the foregoing, pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder.

On  December 22, 2005, the Board of Directors of the Company approved the issuance of 1,000,000 shares Series A Preferred Stock issued to Julianna Lu at a price of $0.15 in consideration for the forgiveness of a loan to the Corporation in the aggregate amount of one hundred and fifty thousand (USD$150,000), subject to the filing of the Certificate of Designation with the State of Nevada.  These shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933.  On February 21, 2006, the "Company" filed a Certificate of Designation, Powers Preferences and Rights of Series A Preferred Stock with the state of Nevada.  Of the Company's 20,000,000 shares of authorized preferred stock, the Certificate of Designation authorizes the Company to issue up to 1,000,000 shares of Series A Preferred Stock, par value $0.001 per share.  The Series A Preferred Stock has a stated value of $0.15 and a liquidation preference over the Company's common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment.  Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to two votes for each share of Series A Preferred Stock owned.  Holders of shares of Series A Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class, etc.

On April 1st, 2009 , , China Holdings, Inc. (the “Company”) has legally agreed that Julianna Lu/The Company’s Founder/Chairwoman/CEO/CFO/Creditor (or/and  Julianna Lu’s further legal independent nominee)  have 100% legal & financial right/ownership to China Holdings, Inc.’s 800 Square Kilometers of Land for Real Estate Development/Contracts, In Inner Mongolia, PR China , and as legally agreed by China Holdings, Inc. that Julianna Lu & her legal independent nominee will continue to develop/construct China Holdings, Inc. ‘s  800 Square Kilometers of Land for Real Estate Development in Inner Mongolia, PR China in 2009-2016. The multi-billion dollar value inherent in the Julianna Lu & her legal independent nominee/China Holdings’ unique position of The Land Acquisition & Development, Land Right & Ownership for the 800 Square KM (“Kilometres”) Lands of Residential, Commercial, Industrial and Recreation Lands in Inner Mongolia PR China are truly extraordinary with multi-billions dollars values,  and the progress Julianna Lu/The Company has made on its initiatives for the coming years signals the ability to capitalize on the underlying potential multi-billions dollars assets & profits of land /real estate/properties development in Inner Mongolia, China.

Julianna Lu & her legal independent nominee will continue to develop China Holdings, Inc.’s Ultimate Master Plan Phase I which consist of 100 Square Kilometers of land in Inner Mongolia, PR China. Julianna Lu & her legal independent nominee’s objective is maximizing the value of every square meter of land to China Holdings & shareholders via unique legal means to  ultimate benefit/value, and the New City in Inner Mongolia PR China. The master plan will be not only exciting but a presentation package that will assist China Holdings’ further worldwide selling partial of 100 Square KM land parcels to the top international developers at ultimate values: with multi-billion dollars assets & revenues.   The New City which Julianna Lu & her legal independent nominee  is developing for China Holdings, Inc. in Inner Mongolia PR China will generate multi-billion dollars revenues & multi-billion dollars assets annually in 1- 20 years like US Las Vegas City in the past, and will provide as A New World-Class City – China Las Vegas - in China to the World.

ITEM 9.01 Financial Statements and Exhibits.
(a)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Holdings, Inc.
Date: April 2, 2009

 /s/ Julianna Lu

Julianna Lu
Chief Executive Officer
Chairperson of  The Board Directors